EXHIBIT (d)(vii)
  DTC OVER-SUBSCRIPTION FORM

                         BOULDER TOTAL RETURN FUND, INC.
                             RIGHTS FOR COMMON STOCK

                 DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM


     THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION PRIVILEGE WAS EXERCISED IN FULL AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS DATED JUNE 20, 2003 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT BY CALLING 1-800-965-5212.

     VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., EASTERN TIME ON JULY 11, 2003, UNLESS EXTENDED BY THE FUND (THE "EXPIRATION DATE").

     1. The undersigned hereby certifies to the Fund and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) fully exercised its Rights under the Primary Subscription and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC Account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC Account of Subscription Agent.

     2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, _____________ shares of Common Stock and certifies to the Fund and the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.

     3. The undersigned understands that payment of the estimated Subscription Price of $12.91 per share for each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 P.M., Eastern time, on the Expiration Date, and represents that such payment, in the aggregate amount of $_______, either (check Appropriate box):

|_| has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above; or

|_|  is being delivered to the Subscription Agent herewith; or

|_|  has been delivered separately to the Subscription Agent.


In the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, the undersigned represents that payment is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

|_|  uncertified check

|_|  certified check

|_|  bank draft




                          (Continued on the other side)

                        BOULDER TOTAL RETURN FUND, INC.
                DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM




-----------------------------------------------------
Primary Subscription Confirmation Number

-----------------------------------------------------
DTC Participant Number

-----------------------------------------------------
Name of DTC Participant

For allocation purposes, the total number of record date shares owned by the persons on whose behalf this Over-Subscription Privilege is being exercised were __________________.

Registration into which shares, interest and/or refund checks should be issued:


Name:    _____________________________________________

         _____________________________________________

Address:______________________________________________

         _____________________________________________

         _____________________________________________

Certified TIN:_________________________________________


By: _________________________________________________
Name:
Title:

Contact Name: ________________________________________

Phone Number: _______________________________________


Dated:  June_____, 2003